As filed with the Securities and Exchange Commission on June 30, 2006                Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Gen-Probe Incorporated
(Exact name of registrant as specified in its charter)

Delaware	33-0044608
(State of Incorporation)	(I.R.S. Employer Identification No.)

10210 Genetic Center Drive
San Diego, California 92121
(Address of principal executive offices)

The 2003 Incentive Award Plan of Gen-Probe Incorporated
(Full title of the plans)
Henry L. Nordhoff
Chief Executive Officer
Gen-Probe Incorporated
10210 Genetic Center Drive
San Diego, California 92121
Tel: (858) 410-8000
Fax: (858) 410-8625
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Julie M. Robinson Esq.
Cooley Godward llp
4401 Eastgate Mall
San Diego, California 92121
Tel: (858) 550-6000
Fax: (858) 550-6420

CALCULATION OF REGISTRATION FEE

Title of each		Proposed Maximum	Proposed Maximum
Class of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered (1)	Price per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $0.0001 per share (3)	3,000,000 shares	$50.56	$151,680,000	$16,229.76

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Act, this Registration Statement shall also cover any additional shares of our Common Stock that may become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of our Common Stock.

(2)	This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of our Common Stock on June 23, 2006, as reported on the Nasdaq National Market.

(3)	Each share of Common Stock includes a right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.0001 per share.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is filed to register an additional 3,000,000 shares of our common stock, par value $0.0001 per share, reserved for issuance under The 2003 Incentive Award Plan of Gen-Probe Incorporated (the “2003 Plan”). On February 9, 2006, our board of directors approved an amendment to the 2003 Plan that increased the number of shares of common stock authorized for issuance under the 2003 Plan by 3,000,000, from 5,000,000 shares to 8,000,000 shares. At our annual meeting of stockholders, held on May 17, 2006, our stockholders approved such amendment to the 2003 Plan.
PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by us with the Securities and Exchange Commission, or the SEC, are incorporated by reference herein:
     (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which was filed on March 13, 2006.
     (b) Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, which was filed on May 5, 2006.
     (c) Our Current Reports on Form 8-K filed on February 13, 2006, February 27, 2006, April 20, 2006, May 23, 2006, May 31, 2006, June 15, 2006 and June 22, 2006.
     (d) The description of our Common Stock set forth in our registration statement on Form 10 filed on May 24, 2002 as amended (No. 0-49834).
     All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interest of Named Experts and Counsel.
     None.
Item 6. Indemnification of Directors and Officers.
     Under Section 145 of the Delaware General Corporation Law, the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Act. The registrant’s bylaws provide that the registrant will indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law or any other applicable law, with certain exceptions relating to proceedings initiated by the registrant’s directors or executive officers or by the registrant’s directors or executive officers against the registrant. The registrant’s bylaws also provide that the registrant may indemnify its other officers, employees or agents as set forth in the Delaware General Corporation Law or any other applicable law.
     In addition, the registrant’s certificate of incorporation provides that its directors shall not be liable for monetary damages to the registrant and its stockholders to the fullest extent permissible under applicable law. The registrant maintains a policy providing directors’ and officers’ liability insurance, which insures directors and officers of the registrant in certain circumstances.
     The registrant also has entered into indemnification agreements with each of its directors and certain officers. These agreements, among other things, require the registrant to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification for expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action by or in the right of the registrant, arising out of the person’s services as a director or officer of the registrant, any subsidiary of the registrant or any other company or enterprise to which the person provides services at the registrant’s request. The registrant believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
     Insofar as the indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
Item 7. Exemption from Registration Claimed.
     Not Applicable.
Item 8. Exhibits.

Exhibit
Number
4.1	Amended and Restated Certificate of Incorporation. (1)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation. (2)

4.3	Amended and Restated Bylaws. (1)

4.4	Specimen Common Stock Certificate. (1)

4.5	Certificate of Designation of Series A Junior Participating Preferred Stock. (2)

4.6	Rights Agreement dated September 16, 2002, between Gen-Probe Incorporated and Mellon Investor Services LLC. (3)

4.7	First Amendment to Rights Agreement dated October 9, 2002, between Gen-Probe Incorporated and Mellon Investor Services LLC. (4)

4.8	Second Amendment to Rights Agreement dated November 20, 2003, between Gen-Probe Incorporated and Mellon Investor Services LLC. (5)

4.9	Form of Rights Certificate. (3)

5.1	Opinion of Cooley Godward llp.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages hereto.

Exhibit
Number
99.1	The 2003 Incentive Award Plan of Gen-Probe Incorporated, as amended. (6)

99.2	Form of 2003 Incentive Award Plan Employee Stock Option Agreement, as amended, Form of 2003 Incentive Award Plan Stock Option Agreement for Independent Directors, as amended, and accompanying Form of Stock Option Grant Notice. (6)

99.3	Form of Restricted Stock Award Agreement and Grant Notice under the 2003 Incentive Award Plan of Gen-Probe Incorporated. (7)

(1)	Filed as an exhibit to our Registration Statement on Form 10 (No. 0-49834) or amendments thereto, and incorporated herein by reference.

(2)	Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, and incorporated herein by reference.

(3)	Filed as an exhibit to our Current Report on Form 8-K dated September 17, 2002, and incorporated herein by reference.

(4)	Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, and incorporated herein by reference.

(5)	Filed as an exhibit to our Current Report on Form 8-K dated November 21, 2003, and incorporated herein by reference.

(6)	Filed as an exhibit to our Current Report on Form 8-K dated May 23, 2006, and incorporated herein by reference.

(7)	Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, and incorporated herein by reference.
Item 9. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement
          (i) To include any prospectus required by Section 10(a)(3) of the Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
               provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.
     (4) That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (5) That, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on June 30, 2006.

Gen-Probe Incorporated

By:	/s/ Henry L. Nordhoff

Henry L. Nordhoff
Chairman, President and Chief Executive Officer
POWER OF ATTORNEY
     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Henry L. Nordhoff and Herm Rosenman, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Henry L. Nordhoff Henry L. Nordhoff	Chairman, President and Chief Executive Officer (Principal Executive Officer)	June 30, 2006

/s/ Herm Rosenman Herm Rosenman	Vice President - Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 30, 2006

Director

John W. Brown

/s/ Raymond V. Dittamore Raymond V. Dittamore	Director	June 30, 2006

Director

Mae C. Jemison, M.D.

/s/ Armin M. Kessler Armin M. Kessler	Director	June 30, 2006

Director

Brian A. McNamee, M.B.B.S.

/s/ Abraham D. Sofaer Abraham D. Sofaer	Director	June 30, 2006

/s/ Phillip M. Schneider Phillip M. Schneider	Director	June 30, 2006

EXHIBIT INDEX

Exhibit
Number
4.1	Amended and Restated Certificate of Incorporation. (1)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation. (2)

4.3	Amended and Restated Bylaws. (1)

4.4	Specimen Common Stock Certificate. (1)

4.5	Certificate of Designation of Series A Junior Participating Preferred Stock. (2)

4.6	Rights Agreement dated September 16, 2002, between Gen-Probe Incorporated and Mellon Investor Services LLC. (3)

4.7	First Amendment to Rights Agreement dated October 9, 2002, between Gen-Probe Incorporated and Mellon Investor Services LLC. (4)

4.8	Second Amendment to Rights Agreement dated November 20, 2003, between Gen-Probe Incorporated and Mellon Investor Services LLC. (5)

4.9	Form of Rights Certificate. (3)

5.1	Opinion of Cooley Godward llp.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages hereto.

99.1	The 2003 Incentive Award Plan of Gen-Probe Incorporated, as amended. (6)

99.2	Form of 2003 Incentive Award Plan Employee Stock Option Agreement, as amended, Form of 2003 Incentive Award Plan Stock Option Agreement for Independent Directors, as amended, and accompanying Form of Stock Option Grant Notice. (6)

99.3	Form of Restricted Stock Award Agreement and Grant Notice under the 2003 Incentive Award Plan of Gen-Probe Incorporated. (7)

(1)	Filed as an exhibit to our Registration Statement on Form 10 (No. 0-49834) or amendments thereto, and incorporated herein by reference.

(2)	Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, and incorporated herein by reference.

(3)	Filed as an exhibit to our Current Report on Form 8-K dated September 17, 2002, and incorporated herein by reference.

(4)	Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, and incorporated herein by reference.

(5)	Filed as an exhibit to our Current Report on Form 8-K dated November 21, 2003, and incorporated herein by reference.

(6)	Filed as an exhibit to our Current Report on Form 8-K dated May 23, 2006, and incorporated herein by reference.

(7)	Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, and incorporated herein by reference.